UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 21, 2009

LIN TV Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31311	05-0501252

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Four Richmond Square, Suite 200, Providence, Rhode Island 02906

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (401) 454-2880

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(d)
On May 21, 2009, the Board of Directors of LIN TV Corp. (the "Board") elected Dr. William H. Cunningham to serve as a Class I director of the Board for a term expiring at the 2010 Annual Meeting of Stockholders.

Also on that date, the Board appointed Dr. Cunningham to serve on the Audit Committee of our Board as Chairperson effective as of May 22, 2009 to replace Patti S. Hart whose resignation as a director on our Board was effective as of that date.  (Ms. Hart’s resignation was previously reported in our Current Report on Form 8-K filed with the SEC on May 4, 2009.)

On May 21, 2009, the Board granted Dr. Cunningham an option to purchase 100,000 shares of our class A common stock in accordance with the terms of our Third Amended and Restated 2002 Non-Employee Director Stock Plan (the “Plan”).  The option was granted at an exercise price of $2.075 per share, which was the average of the high and low prices of our class A common stock on the New York Stock Exchange at the close of business on May 21, 2009, as provided by the terms of the Plan.  The option will vest over four years, with 25% of the option vesting on each anniversary of the grant date, beginning one year from the date of grant.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIN TV Corp.

Date: May 27, 2009	By: /s/ Nicholas N. Mohamed
Name:  Nicholas N. Mohamed
Title:     Vice President, Controller